Exhibit 99.1

For further information, contact: Timothy G. Rogers Chief Financial Officer Technology Solutions Company 312.228.4500 Timothy_Rogers@techsol.com
Technology Solutions Company Announces
2008 Second Quarter Financial Results
CHICAGO, IL — August 13, 2008 —Technology Solutions Company, (TSC) (Nasdaq: TSCC) today announced its second quarter financial results for the quarter ended June 30, 2008.
Second Quarter Results
•
Revenues before reimbursements from continuing operations were $2.0 million for the second quarter of 2008, a decrease of $0.2 million or 9 percent from the first quarter of 2008. As compared with the second quarter of 2007 revenue before reimbursements from continuing operations amount of $2.9 million, revenue before reimbursements for the second quarter of 2008 declined $0.9 million, or 30 percent.

•
The net income for the second quarter was $1.5 million, an increase of $1.4 million, from the $0.1 million income amount realized in the first quarter of 2008 and a $4.2 million increase from the loss of ($2.7) million for the second quarter of 2007.

•
EPS per diluted share of $0.58 for the second quarter rose $0.53 from the $0.05 per diluted share recorded in the first quarter of 2008, and increased $1.64 from the ($1.06) per diluted share realized for the second quarter of 2007.

•
Days Sales Outstanding (“DSO”) were 45 days at June 30, 2008 compared to 55 days at March 31, 2008, a decrease of 10 days, or 18 percent, reflecting continued strong collections of billings. DSO improved by 24 days, or 35 percent from the 69 days realized at June 30, 2007.

•
Cash, cash equivalents, short-term investments, inclusive of the promissory note due from the sale of the SAP Practice, at June 30, 2008 was $12.2 million, an increase of $2.6 million, from the $9.6 million on hand as of March 31, 2008 and a decline of $0.1 million from the amount on hand at June 30, 2007.

Business Commentary
Milton G. Silva-Craig, President and CEO of TSC, stated: “The second quarter represented significant progress for the Company in our continued efforts to transform the organization into a healthcare software and services company. The divestiture of the SAP Practice earlier this quarter has led to a more focused Company, enhanced our cash position and resulted in profitability. Additionally, we launched Blue Ocean — our web-based application, which helps hospitals improve their performance through the visualization of real-time key performance indicators — this quarter and have received favorable market reaction, and further, we successfully transitioned one of our Blue Ocean pilot sites to production use. Our focus in the coming quarters will be to penetrate the market with our innovative software solutions, while continuing to deliver high value services to our customers.”
Conference Call
TSC’s management will host a conference call on Thursday, August 14, 2008, at 8 a.m. CST. The dial-in number for the call is 888-609-5689. For international participants, the dial-in number is 913-312-6685. The live broadcast of conference call will also be available online on the Investors section of the Technology Solutions Company’s website at:
http://phx.corporate-ir.net/playerlink.zhtml?c=112966&s=wm&e=1915026.
It is recommended that participants using the Web access the site at least 15 minutes before the conference call begins to download and install any necessary audio software. The call can also be heard online at http://www.firstcallevents.com. For those who cannot access the live broadcast, a replay of the call will be available until midnight CST on August 28, 2008 by dialing 888-203-1112. The international replay dial-in number is 719-457-0820. The pass code for the replay is 3646148.
About Technology Solutions Company
Technology Solutions Company (TSC) is a software and services firm providing business solutions that partners with clients to expose and leverage opportunities that create, deliver, visualize and sustain customer value. Our outside-in, fact-based approach quantifies value through the eyes of our client’s customers, unleashing the potential for profit and growth. TSC serves the healthcare and manufacturing industries through tailored business solutions that deliver extraordinarily rapid and guaranteed results. For more information, please visit: www.techsol.com.

CERTAIN FORWARD-LOOKING STATEMENTS AND FACTORS THAT MAY AFFECT FUTURE RESULTS
This press release contains or may contain certain forward-looking statements concerning the Company’s financial position, results of operations, cash flows, business strategy, budgets, projected costs and plans and objectives of management for future operations as well as other statements including words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” and other similar expressions. These forward-looking statements involve significant risks and uncertainties. Although the Company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, readers are cautioned that no assurance can be given that such expectations will prove correct and that actual results and developments may differ materially from those conveyed in such forward-looking statements. The Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all forward-looking statements. Important factors that could cause actual results to differ materially from the expectations reflected in the forward-looking statements in this press release include, among others, the Company’s ability to manage decreased revenue levels; the Company’s need to attract new business and increase revenues; the Company’s declining cash position; the Company’s ability to manage costs and headcount relative to expected revenues; the Company’s ability to successfully introduce new product and service offerings; the Company’s dependence on a limited number of clients for a large portion of its revenue; the potential loss of significant clients; the Company’s ability to attract new clients and sell additional work to existing clients; the Company’s ability to attract and retain employees; the rapidly changing nature of information technology services, including the Company’s ability to keep pace with technological and market changes and its ability to refine and add to existing service offerings; the lack of shareholder approved stock options available for grants by the Company to retain existing employees; the Company’s ability to successfully integrate the Charter business with its business; and changing business, economic or market conditions and changes in competitive and other factors, all as more fully described herein and in the Company’s filings with the Securities and Exchange Commission, press releases and other communications. Forward-looking statements are not guarantees of performance. Such forward-looking statements speak only as of the date on which they are made and, except as may be otherwise required by law, the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release. If the Company does update or correct one or more forward-looking statements, investors and others should not conclude that the Company will make additional updates or corrections with respect thereto or with respect to other forward-looking statements. Actual results may vary materially.
###
(Tables to Follow)

TECHNOLOGY SOLUTIONS COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2008	2007	2008	2007
CONTINUING OPERATIONS	(unaudited)		(unaudited)

REVENUES:
Revenues before reimbursements	$2,014	$2,875	$4,249	$5,707
Reimbursements	260	345	607	743

Total Revenues	2,274	3,220	4,856	6,450

COSTS AND EXPENSES:
Project personnel	1,489	1,815	2,829	4,191
Other project expenses	401	529	570	1,118
Reimbursable expenses	260	345	607	743

Cost of Services	2,150	2,689	4,006	6,052
Management and administrative support	442	3,294	1,201	6,098
Intangible asset amortization	49	49	98	107
Intangible asset impairment	—	—	106	143

Total Cost and Expenses	2,641	6,032	5,411	12,400

OPERATING LOSS FROM CONTINUING OPERATIONS	(367)	(2,812)	(555)	(5,950)

OTHER INCOME:
Net investment income	88	120	223	320

LOSS FRON CONTINUING OPERATIONS BEFORE INCOME TAXES AND DISCONTINUED OPERATIONS	(279)	(2,692)	(332)	(5,630)

INCOME TAX PROVISION	—	—	—	—

NET LOSS FROM CONTINUING OPERATIONS	$(279)	$(2,692)	$(332)	$(5,630)

DISCONTINUED OPERATIONS
Net income/(loss) from discontinued operations	1,786	2	1,971	(99)

NET INCOME/(LOSS)	$1,507	$(2,690)	$1,639	$(5,729)

BASIC EARNINGS PER SHARE
Income (loss) from Continuing Operations	$(0.11)	$(1.06)	$(0.13)	$(2.23)
Income (loss) from Discontinued Operations	$0.70	$(0.00)	$0.77	$(0.04)
Net income (loss)	$0.59	$(1.06)	$0.64	$(2.27)

WEIGHTED AVERAGE SHARES — BASIC	2,566	2,542	2,564	2,528

DILIUTED EARNINGS PER SHARE
Income (loss) from Continuing Operations	$(0.11)	$(1.06)	$(0.13)	$(2.23)
Income (loss) from Discontinued Operations	$0.68	$(0.00)	$0.75	$(0.04)
Net income (loss)	$0.58	$(1.06)	$0.62	$(2.27)

WEIGHTED AVERAGE SHARES — DILUTED	2,608	2,542	2,629	2,528
- more -

TECHNOLOGY SOLUTIONS COMPANY
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	June 30	December 31,
	2008	2007
	(Unaudited)	(Audited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$4,047	$1,799
Short-term investments	7,415	9,169
Receivables, less allowance for doubtful receivables of $10	1,224	3,513
Note receivable	750	—
Software development costs	92	—
Other current assets	370	242

Total current assets	13,898	14,723

COMPUTERS, FURNITURE AND EQUIPMENT, NET	208	193

INTANGIBLE ASSETS, NET	313	518

Total assets	$14,419	$15,434

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$1,560	$1,539
Accrued compensation and related costs	1,077	2,645
Other current liabilities	293	1,078

Total current liabilities	2,930	5,262

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY:
Preferred stock	—	—
Common stock, shares issued — 2,677,452; shares outstanding — 2,565,866 and 2,559,247	27	27
Capital in excess of par value	129,070	129,100
Accumulated deficit	(114,178)	(115,816)
Treasury Stock, at cost, 111,586 and 118,205 shares	(3,162)	(3,349)
Accumulated other comprehensive income:
Unrealized (loss) on short-term investments	(268)	—
Cumulative translation adjustment	—	210

Total stockholders’ equity	11,489	10,172

Total liabilities and stockholders’ equity	$14,419	$15,434

###